EXHIBIT 99.1

For Immediate Release	Contacts: Ann Storberg, Investor Relations
(517) 324-6629
AMERICAN PHYSICIANS CAPITAL, INC. SHAREHOLDERS APPROVE
PROPOSALS AT ANNUAL MEETING
     EAST LANSING, Mich. (May 8, 2008)—American Physicians Capital, Inc. (APCapital) (NASDAQ: ACAP) today announced the reelection of three directors: Board Chair AppaRao Mukkamala, M.D., Spencer L. Schneider and Joseph D. Stilwell, each with terms expiring in 2011. Shareholders today also ratified the appointment of BDO Seidman, LLP as independent registered public accountants for the fiscal year-ending December 31, 2008.
     Both proposals were approved at APCapital’s 2008 Annual Meeting of Shareholders, which was held today at 8:30 a.m. MDT at the Hyatt Regency Tamaya Resort in Santa Ana Pueblo, New Mexico.
     American Physicians Capital, Inc. is a regional provider of medical professional liability insurance focused primarily in the Midwest and New Mexico markets through American Physicians Assurance Corporation and its other subsidiaries. Further information about the companies is available on the Internet at http://www.apcapital.com.
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